UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 30, 2020

Bio Lab Naturals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-239640	84-2288662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7400 E. Crestline Circle, Suite 130, Greenwood Village, CO 80111

(Address of principal executive offices)

(720) 273-0433

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 3. SECURITIES AND TRADING MATTERS

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Trading on OTCQB® Venture Market

On October 30, 2020, Bio Lab Naturals, Inc. (the “Company”) received approval from OTC Markets Group for its securities to be designated as trading on the OTCQB® Venture Market under the OTCQB ticker symbol BLAB.

SECTION 8. OTHER EVENTS

Item 8.01 – Other Events

Due to the OTCQB approval for the common stock, the Company’s selling shareholders may now sell their securities at market prices or at any price in privately negotiated transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIO LAB NATURALS, INC.

By: /s/ W. Edward Nichols

__________________________

W. Edward Nichols, CEO

Date: November 12, 2020